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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

UNIVERSAL AMERICAN CORP.

OFFER TO EXCHANGE
1,600,000 SHARES OF ITS 8.50% SERIES A MANDATORILY
REDEEMABLE PREFERRED SHARES WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 FOR A LIKE NUMBER OF ITS
8.50% SERIES A MANDATORILY REDEEMABLE PREFERRED SHARES

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Universal American Corp. (the "Company") made pursuant to the prospectus dated                , 2011 (the "Prospectus"), if certificates for its 8.50% Series A Mandatorily Redeemable Preferred Shares (the "Initial Shares") are not immediately available or if time will not permit such certificates or other required documents to reach the Company prior to the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, email transmission, mail or hand delivery to American Stock Transfer and Trust Company, LLC (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile or email thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Shares in proper form for transfer and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to:

American Stock Transfer and Trust Company, LLC

Exchange Agent

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile:
(718) 234-5001

By Email:
info@amstock.com

For Information or Confirmation by Telephone:

Toll-free (877) 248-6417 or (718) 921-8317

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OR EMAIL OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the number of Initial Shares set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Procedures for Tendering Initial Shares—Guaranteed Delivery Procedure" section of the Prospectus.

Number of Initial Shares Tendered
Shares
Certificate Nos. (if available):

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X
X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

        Must be signed by the holder(s) of Initial Shares as their name(s) appear(s) on certificate(s) for Initial Shares or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

 PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
Capacity:
Address(es):

 GUARANTEE

        The undersigned, a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act hereby guarantees that the certificates representing the number of Initial Shares tendered hereby in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile or a PDF file transmitted via email thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title
Name:
Zip Code	(Please Type or Print)
Area Code and Tel. No.	Dated:

NOTE:    DO NOT SEND CERTIFICATES FOR INITIAL SHARES WITH THIS FORM. CERTIFICATES FOR INITIAL SHARES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY UNIVERSAL AMERICAN CORP. OFFER TO EXCHANGE 1,600,000 SHARES OF ITS 8.50% SERIES A MANDATORILY REDEEMABLE PREFERRED SHARES WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR A LIKE NUMBER OF ITS 8.50% SERIES A MANDATORILY REDEEMABLE PREFERRED SHARES
PLEASE PRINT NAME(S) AND ADDRESS(ES)
GUARANTEE